EXHIBIT 2

                          REGISTRATION RIGHTS AGREEMENT
                          -----------------------------


REGISTRATION RIGHTS AGREEMENT, dated as of December 10, 1999, by and among, THE BEACON GROUP ENERGY INVESTMENT FUND II, L.P., a Delaware limited partnership, (the "Investor"), and COMPANGIE GENERALE DE GEOPHYSIQUE, a societe anonyme organized under French law (the "Company").


                              W I T N E S S E T H:


WHEREAS, the Company and the Investor are parties to a Subscription Agreement, dated as of October 23, 1999 (as amended from time to time, the "Subscription Agreement"), pursuant to which the Company has issued to the Investor, and the Investor have purchased Ordinary Shares (as defined below) from the Company (the "Shares");

WHEREAS, in connection with the entry by the Company and the Investor into the Subscription Agreement, the Company has agreed to provide registration rights to the Investor with respect to the Shares and the ADRs set forth in this Agreement.

ACCORDINGLY, the parties hereto hereby agree as follows:

1.   Certain Definitions
     -------------------

     (a) In addition to the terms defined in the preamble hereto, as used in this Agreement, the following terms shall have the meanings assigned to them below:

     1.1 "Additional Piggyback Rights" has the meaning set forth in Section 2.1(e).

     1.2 "Affiliate" shall mean with respect to any Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person.

     1.3 "American Depositary Receipts" or "ADRs" shall mean the American depositary receipts evidencing the ADSs issued by the Depositary pursuant to the Deposit Agreement, dated as of _____________________ between the Company and the Bank of New York as Depositary, as amended (the "Deposit Agreement").

     1.4 "American Depositary Shares" or "ADSs" shall mean the American depositary shares of the Company which each represent a one-fifth interest in an Ordinary Share deposited with the Depositary.

     1.5 "Authorized Agent" has the meaning set forth in Section 4.6(i).

     1.6 "Claims" has the meaning set forth in Section 2.9(a).

     1.7 "Commission" or "SEC" shall mean the United States Securities and Exchange Commission.

     1.8  "Company  Securities"  has  the  meaning  set  forth  in  Section
2.3(b)(ii).

     1.9  "Demand  Exercise  Notice"  has the  meaning set forth in Section
2.1(a).

     1.10  "Demand  Registrations"  has the  meaning  set forth in  Section
2.1(a).

     1.11  "Demand  Registration  Requests"  has the  meaning  set forth in
Section 2.1(a).

     1.12 "Deposit Agreement" shall mean the Deposit Agreement, as amended, between the Depositary and the Company pursuant to which certain Ordinary Shares have been and may be deposited with the Depositary in exchange for the delivery of ADSs.

     1.13 "Depositary" shall mean The Bank of New York or such successor depositary appointed pursuant to the Deposit Agreement.

     1.14 "Dollars"and the symbols "$" or "US$" shall mean, unless otherwise indicated, U.S. dollars.

     1.15 "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, of the United States of America.

     1.16  "Excluded  Registration"  has the  meaning  set forth in Section
2.2(a).

     1.17 "Expenses" has the meaning set forth in Section 2.5(a).

     1.18 "Holder" or "Holders" shall mean the Investor and any Person who shall hereafter acquire and hold Registrable Securities; provided that such party has become a signatory to this Agreement and agreed to be bound by the terms of this Agreement applicable to a "Holder".

     1.19  Investor  Securities"  has the  meaning  set  forth  in  Section
2.3(b)(iii).

     1.20 Litigation" has the meaning set forth in Section 4.6(i).

     1.21 Major Holder" has the meaning set forth in Section 2.4(a).

     1.22 Manager" has the meaning set forth in Section 2.3(a).

     1.23 "NASD" shall mean the National Association of Securities Dealers,
Inc.

     1.24 "New York Court" has the meaning set forth in Section 4.6(i).

     1.25 "Ordinary Shares" shall mean the ordinary shares par value of FRF 10 per ordinary share of the Company which may be represented by ADSs evidenced by ADRs, or, in the case of a conversion, reclassification or exchange of such Ordinary Shares, shares of the stock into or for which such shares of Ordinary Shares shall be converted, reclassified or exchanged, and all provisions of this Agreement shall be applied appropriately thereto and to any stock resulting from any subsequent conversion, reclassification or exchange therefor.

     1.26 "Ordinary Share Equivalents" shall mean all options, warrants and other securities convertible into, or exchangeable or exercisable for, at any time or upon the occurrence of any event or contingency and without regard to any vesting or other conditions to which such securities may be subject, Ordinary Shares and/or ADSs.

     1.27  "Other  Demand  Holders"  has the  meaning  set forth in Section
2.3(b).

     1.28 "Other Demand  Holders  Securities"  has the meaning set forth in
Section 2.3(b)(i).

     1.29 "Person" shall mean an individual, corporation, partnership, limited liability company, firm, association, trust, government, governmental agency or other entity, whether acting in an individual, fiduciary or other capacity.

     1.30  "Postponement  Period"  has the  meaning  set  forth in  Section
2.1(d).

     1.31 "Qualified Independent Underwriter" shall mean a "qualified independent underwriter" within the meaning of the rules of the NASD.

     1.32 "Register", "Registered" and "Registration" shall refer to a registration effected by preparing and filing a registration statement in compliance with the U.S. Securities Act and the declaration or ordering of the effectiveness of such registration statement.

     1.33 "Registrable Securities" shall mean (i) any Ordinary Shares held as of the date hereof by the Investor or hereafter acquired by the
Investor; or (ii) any ADSs evidenced by ADRs hereafter acquired by the Investor; (iii) any Ordinary Shares or any ADSs evidenced by ADRs acquired by any Person after the date hereof from the Investor; or (iv) any stock issued or issuable, directly or indirectly, upon any subdivision, combination or reclassification of such stock or stock dividend in respect of the Ordinary Shares or ADSs referenced in clauses (i), (ii) and (iii) above; provided, however, that with respect to a registration statement pursuant to Section 2.1 or Section 2.2, Registrable Securities shall include all Ordinary Shares or ADSs (including shares obtainable upon the exercise, exchange or conversion of any Ordinary Share Equivalents) owned by each of the parties to this Agreement (other than the Company). As to any particular Registrable Securities, such securities shall cease to be Registrable Securities when (i) a registration statement with respect to the sale of such securities shall have been declared effective under the applicable securities laws and such securities shall have been disposed of in accordance with such registration statement or (ii) such securities shall have been sold (other than in a privately negotiated sale) pursuant to Rule 144 (or any successor or comparable provision) under the U.S.
Securities  Act and in  compliance  with the  requirements  of Rule 144, or
(iii) such securities are saleable by the holder thereof pursuant ot Rule 144 (k) without any volume limitation applicable thereto.

     1.34  "Section  2.1 Sale  Number" has the meaning set forth in Section
2.3(a).

     1.35  "Section  2.2 Sale  Number" has the meaning set forth in Section
2.3(b).

     1.36 "Securities Act" shall mean the Securitites Act of 1933, as amended, of the United States of America.

     1.37  "Valid  Business  Reason"  has the  meaning set forth in Section
2.1(d).

     (b) Capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Subscription Agreement.

2.   Registration Rights
     -------------------

     2.1  Demand Registrations
          --------------------

          (a) Subject to Sections 2.1(d) and 2.3 below, at any time and from time to time any Holder shall have the right to require the Company to file a registration statement under the Securities Act and the rules and regulations promulgated thereunder covering all or part of their respective Registrable Securities, by delivering a written request therefor to the Company specifying the number of Registrable Securities to be included in such registration by such Holder and the intended method of distribution thereof. All requests pursuant to this Section 2.1 are referred to herein as "Demand Registration Requests," and the registrations requested are referred to herein as "Demand Registrations". As promptly as practicable, but no later than ten days after receipt of a Demand Registration Request, the Company shall give written notice (the "Demand Exercise Notice") of such Demand Registration Request to all Holders of record of Registrable Securities.

          (b) The Company, subject to Sections 2.3 and 2.7, shall include in a Demand Registration (i) the number of Registrable Securities requested by such Holder and (ii) the Registrable Securities of any other Holder who shall have made a written request to the Company for inclusion in such Demand Registration (which request shall specify the maximum number of Registrable Securities intended to be disposed of by such Holder) within 30 days after the receipt of the Demand Exercise Notice.

          (c) The Company shall, as expeditiously as possible following a Demand Registration Request, use its best efforts to (i) effect such registration under the Securities Act and the rules and regulations promulgated thereunder of the Registrable Securities which the Company has been so requested to register, for distribution in accordance with such intended method of distribution and (ii) if requested by the Holders, obtain acceleration of the effective date of the registration statement relating to such registration.

          (d) The Demand Registration rights granted under Section 2.1 are subject to the following limitations: (i) the Company shall not be required to cause a registration pursuant to Section 2.1 to be declared effective within a period of 180 days after the effective date of any registration statement of the Company filed pursuant to a Demand Registration Request or within a period of 180 days after the date such Holder was given the opportunity to register its Registrable Securities pursuant to Section 2.2 (provided that in connection with such registration pursuant to Section 2.2, the number of Registrable Securities requested to be included by such Holder was not reduced pursuant to Section 2.3); (ii) if the Board, in its good faith judgment, determines that any registration of Registrable Securities should not be made or continued because it would materially interfere with any material financing, acquisition, corporate reorganization or merger involving the Company or would require disclosure of information, the premature disclosure of which would materially adversely affect the Company (a "Valid Business Reason"), (A) the Company may postpone filing a registration statement relating to a Demand Registration Request until such Valid Business Reason no longer exists, but in no event for more than 120 days, and (B) in case a registration statement has been filed relating to a Demand Registration Request, the Company may cause such registration statement to be withdrawn and its effectiveness terminated or may postpone amending or supplementing such registration statement until such Valid Business Reason no longer exists, but in no event for more than 120 days (such period of postponement or withdrawal under subclauses (A) or (B) of this paragraph (d), (the "Postponement Period"); and the Company shall give written notice of its determination to postpone or withdraw a registration statement and of the fact that the Valid Business Reason for such postponement, withdrawal or premature termination no longer exists, in each case, promptly after the occurrence thereof; provided, however, that the Company shall not be permitted to postpone, withdraw or prematurely terminate a registration statement previously subject to any Postponement Period ; and (iii) the Company shall not be required to effect a registration pursuant to this
Section 2.1 with respect to a Demand Registration Request by any Holder, if the anticipated aggregate offering price of the Registrable Securities to be sold is less than $20 million.

          If the Company shall give any notice of postponement or withdrawal of any registration statement, the Company shall not, during the Postponement Period, register any Ordinary Shares or ADSs for the account of any other Person (other than in connection with an Excluded
Registration). Each Holder of Registrable Securities agrees that, upon receipt of any notice from the Company that the Company has determined to withdraw any registration statement pursuant to clause (ii) above, such party will discontinue its disposition of Registrable Securities pursuant to such registration statement and, if so directed by the Company, will deliver to the Company (at the Company's expense) all copies, other than permanent file copies, then in such party's possession, of the prospectus covering such Registrable Securities that was in effect at the time of receipt of such notice. If the Company shall have withdrawn or prematurely terminated a registration statement filed under Section 2.1 (whether pursuant to this paragraph (d) or as a result of any stop order, injunction or other order or requirement of the Commission or any other governmental agency or court), the Company shall not be considered to have effected an effective registration for the purposes of this Agreement until the Company shall have filed a new registration statement covering the Registrable Securities covered by the withdrawn or prematurely terminated registration statement and such subsequent registration statement shall have been declared effective and shall not have been withdrawn or prematurely terminated. If the Company shall give any notice of withdrawal or postponement of a registration statement, the Company shall, at such time as the Valid Business Reason that caused such withdrawal or postponement no longer exists (but in no event later than 120 days after the date of the withdrawal or postponement), use its best efforts to effect the registration under the securities laws of the Registrable Securities covered by the withdrawn or postponed registration statement in accordance with this Section 2.1 (unless the Holders shall have withdrawn such request, in which case the Company shall not be considered to have effected an effective registration for the purposes of this Agreement).

          (e) The Company, subject to Sections 2.3 and 2.7, may elect to include in any registration statement and offering made pursuant to Section 2.1, any Ordinary Shares or ADSs which are requested to be included in such registration pursuant to the exercise of piggyback registration rights granted by the Company after the date hereof in accordance with the terms of this Agreement ("Additional Piggyback Rights"); provided, however, that such inclusion shall be permitted only to the extent that it is pursuant to, and subject to, the terms of any applicable underwriting agreement or arrangements entered into by the Holders.

     2.2  Piggyback Registrations
          -----------------------

          (a) If at any time, the Company proposes or is required to register any of its equity securities under the securities laws (other than a registration statement (i) on Form F-4 or S-8 or any successor form thereto or (ii) filed in connection with an offering made solely to employees of the Company or its subsidiaries (each, an "Excluded Registration")), whether or not for its own account, the Company shall give prompt written notice of its intention to do so to each of the Holders of record of Registrable Securities. Upon the written request of any Holder, made within 20 days following the receipt of any such written notice (which request shall specify the maximum number of Registrable Securities intended to be disposed of by such Holder and the intended method of distribution thereof), the Company shall, subject to Sections 2.2(b), 2.3 and 2.7, use its best efforts to cause all such Registrable Securities, the Holders of which have so requested the registration thereof, to be registered under the securities laws (with the securities which the Company at the time proposes to register) to permit the sale or other disposition by the Holders (in accordance with the intended method of distribution thereof) of the Registrable Securities to be so registered. No registration effected under this Section 2.2(a) shall relieve the Company of its obligations to effect Demand Registrations under Section 2.1, except as set forth in
Section 2.1(d).

          (b) If at any time after giving written notice of its intention to register any equity securities and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason not to register or to delay registration of such equity securities, the Company may, at its election, give written notice of such determination to all Holders of Registrable Securities, and (i) in the case of a determination not to register, shall be relieved of its obligation to register any Registrable Securities in connection with such abandoned registration, without prejudice, however, to the rights of Holders of Registrable Securities under Section 2.1 and (ii) in the case of a determination to delay such registration of its equity securities, shall be permitted to delay the registration of such Registrable Securities for the same period as the delay in registering such other equity securities.

          (c) Any Holder shall have the right to withdraw its request for inclusion of its Registrable Securities in any registration statement pursuant to this Section 2.2 by giving written notice to the Company of its request to withdraw; provided, however, that (A) such request must be made in writing prior to the execution of the underwriting agreement (or such other similar agreement) with respect to such registration and (B) such withdrawal shall be irrevocable and, after making such withdrawal, a Holder shall no longer have any right to include such Registrable Securities in the registration as to which such withdrawal was made.

     2.3  Allocation of Securities Included in Registration Statement
          -----------------------------------------------------------

          (a) If any requested registration pursuant to Section 2.1 involves an underwritten offering and if the lead managing underwriter (the "Manager") shall advise the Company that, in its view, the number of securities requested to be included in such registration (including those securities requested by the Company to be included in such registration) exceeds the largest number (the "Section 2.1 Sale Number") that can be sold in an orderly manner in such offering within a price range acceptable to the Holders, the Company shall include in such registration:

               (i) first, all Registrable Securities requested to be included pursuant to Section 2.1(b)(i) in such registration by the Investor;

               (ii) second, to the extent that the number of Registrable Securities to be included pursuant to Section 2.3(a)(i) is less than the
Section 2.1 Sale Number, all Registrable Securities requested to be included pursuant to Section 2.1(b)(i) in such registration by all other
Holders; provided, however, that if the number of such Registrable Securities and the number of Registrable Securities to be included pursuant to Section 2.3(a) exceeds the Section 2.1 Sale Number, then the number of Registrable Securities (not to exceed the Section 2.1 Sale Number) to be included in such registration shall be reduced on a pro rata basis among all such Holders, based on the number of Registrable Securities owned by each such Holder requesting inclusion pursuant to Section 2.1(b)(i) out of the total outstanding number of Ordinary Shares of the Company; provided, however, that such allocation shall not operate to reduce the aggregate number of Registrable Securities to be included in such registration below the Section 2.1 Sale Number, and if any Holder does not request inclusion of the maximum number of shares of Registrable Securities allocated to such Holder pursuant to the above-described procedure, the remaining portion of such Holder's allocation shall be reallocated among those requesting
Holders whose allocations did not satisfy their requests pro rata on the basis of the number of shares of Registrable Securities which would be held by such Holders, and this procedure shall be repeated until all of the shares of Registrable Securities which may be included in the registration on behalf of the Holders have been so allocated;

               (iii) third, to the extent that the number of Registrable Securities to be included pursuant to Sections 2.3(a)(i) and 2.3(a)(ii) is less than the Section 2.1 Sale Number, securities that the Company proposes to register; and

               (iv) fourth, to the extent that the number of Registrable Securities to be included by all Holders pursuant to Sections 2.3(a)(i) and 2.3(a)(ii) and the number of securities to be included by the Company pursuant to Section 2.3(a)(iii) is less than the Section 2.1 Sale Number, any other securities that the Holders thereof propose to register pursuant to the exercise of Additional Piggyback Rights.

          If,  as a result  of the  proration  provisions  of this  Section
2.3(a), any Holder shall not be entitled to include all Registrable Securities in a registration that such Holder has requested be included, such Holder may elect to withdraw his request to include Registrable Securities in such registration or may reduce the number requested to be included; provided, however, that (A) such request must be made in writing prior to the execution of the underwriting agreement with respect to such registration and (B) such withdrawal shall be irrevocable and, after making such withdrawal, a Holder shall no longer have any right to include such Registrable Securities in the registration as to which such withdrawal was made.

          (b) If any registration pursuant to Section 2.2 involves an underwritten offering and the Manager shall advise the Company that, in its view, the number of securities requested to be included in such registration exceeds the number (the "Section 2.2 Sale Number") that can be sold in an orderly manner in such registration within a price range acceptable to the Company or, in the event such underwritten offering is being made pursuant to the request of the holders of equity securities (other than the Holders) exercising their demand registration rights ("Other Demand Holders"), within a price range acceptable to the holders of a majority of the securities requested to be registered by the Other Demand Holders, the Company shall include in such registration:

               (i) first, in event such underwritten offering is being made at the request of Other Demand Holders, all Ordinary Shares or ADSs requested to be included by such Other Demand Holders (the "Other Demand Holders Securities"); provided, however, that if the number of Other Demand Holders Securities exceeds the Section 2.2 Sale Number, then the number of Other Demand Holders Securities included in such registration shall be reduced by such difference;

               (ii) second, all Ordinary Shares or ADSs that the Company proposes to register for its own account ("Company Securities");

               (iii) third, to the extent that the number of Company Securities and other Demand Holders Securities is less than the Section 2.2 Sale Number, all Registrable Securities requested to be included by the Investor pursuant to Section 2.2(a) ("Investor Securities"); provided, however, that, if the number of such Investor Securities exceeds the
Section 2.2 Sale Number less the number of Company Securities and Other Demand Holders Securities, then the number of Investor Securities included in such registration shall be reduced by such difference; and

               (iv) fourth, to the extent the number of Company Securities, Investor Securities and Other Demand Holders Securities is less than the
Section 2.2 Sale Number, all Registrable Securities requested to be included by all other holders of equity securities of the Company with "piggyback registration rights"; provided, however, if the number of such securities exceeds the Section 2.2 Sale Number less the sum of the number of (A) Company Securities, (B) Investor Securities and (C) Other Demand Holders Securities, then the number of such securities included in such registration shall be reduced on a pro rata basis, based on the number of securities owned by each holder of equity securities of the Company with "piggyback registration rights" (including all Holders other than the Investor) requesting inclusion to the number of securities owned by all holders of equity securities of the Company with "piggyback registration rights" (including all Holders other than the Investor) requesting inclusion; provided, however, that such allocation shall not operate to reduce the aggregate number of securities to be included in such registration below the Section 2.2 Sale Number, and if any holder of equity securities of the Company with "piggyback registration rights" does not request inclusion of the maximum number of shares allocated to such holder pursuant to the above-described procedure, the remaining portion of such holder's allocation shall be reallocated among those requesting holders whose allocations did not satisfy their requests pro rata on the basis of the number of shares of securities held by such holders, and this procedure shall be repeated until all of the shares of securities which may be included in the registration on behalf of the holders have been so allocated.

     2.4  Registration Procedures
          -----------------------

If and whenever the Company is required by the provisions of this Agreement to use its best efforts to effect or cause the registration of any Registrable Securities under the Securities Act as provided in this Agreement, the Company shall, as expeditiously as possible (but in any event, within 120 days after a Demand Registration Request in the case of
Section 2.4(a)):

          (a) prepare and file with the Commission a registration statement on an appropriate registration form of the Commission for the disposition of such Registrable Securities in accordance with the intended method of disposition thereof, which form shall, in the case of a shelf registration, be available for the sale of the Registrable Securities by the Holders thereof and such registration statement shall comply with the requirements of the applicable form and include all financial statements required by the Commission to be filed therewith, and the Company shall use its best efforts to cause such registration statement to become and, subject to Sections 2.1(d) and 2.4(b), remain effective (provided, however, that before filing a registration statement or prospectus or any amendments or supplements thereto, or comparable statements under securities or "blue sky" laws of any United States jurisdiction, the Company will furnish to counsel (in the case of a registration pursuant to Section 2.1, selected by the Investor, and, in the case of a registration pursuant to Section 2.2, the Holder that, together with its Affiliates, includes the largest number of Registrable Securities in such registration (the "Major Holder")) for the Holders of Registrable Securities participating in the planned offering and the underwriters, if any, copies of all such documents proposed to be filed (including all exhibits thereto), which documents will be subject to the review and comment of such counsel, provided that the Company shall not be required to include any such comment to which the Company shall reasonably object);

          (b) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for such period (which shall not be required to exceed 120 days in the case of a registration pursuant to Section 2.1 or 90 days in the case of a registration pursuant to Section 2.2 and shall terminate when all Registrable Securities covered by such registration statement have been sold pursuant to such registration statement) as any seller of Registrable Securities pursuant to such registration statement may reasonably request and to comply with the provisions of the Securities Act with respect to the sale or other disposition of all Registrable Securities covered by such registration statement in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such registration statement;

          (c) furnish, without charge, to each seller of such Registrable Securities and each underwriter, if any, of the securities covered by such registration statement such number of copies of such registration statement, each amendment and supplement thereto (in each case including all exhibits), and the prospectus included in such registration statement (including each preliminary prospectus) in conformity with the requirements of the Securities Act and other documents, as such seller and underwriter may reasonably request in order to facilitate the public sale or other disposition of the Registrable Securities owned by such seller (the Company hereby consenting to the use in accordance with all applicable laws of each such registration statement (or amendment or post-effective amendment thereto) and each such prospectus (or preliminary prospectus or supplement thereto) by each such seller of Registrable Securities and the underwriters, if any, in connection with the offering and sale of the Registrable Securities covered by such registration statement or prospectus);

          (d) use its best efforts to register or qualify the Registrable Securities covered by such registration statement under such other securities or "blue sky" laws of such jurisdictions within the United States as any sellers of Registrable Securities or any managing underwriter, if any, shall reasonably request, and do any and all other acts and things which may be reasonably necessary or advisable to enable such sellers or underwriter, if any, to consummate the disposition of the Registrable Securities in such jurisdictions, except that in no event shall the Company be required to qualify to do business as a foreign corporation in any jurisdiction where it would not, but for the requirements of this paragraph (d), be required to be so qualified, to subject itself to taxation in any such jurisdiction or to consent to general service of process in any such jurisdiction;

          (e) promptly notify each seller of Registrable Securities covered by such registration statement and each managing underwriter, if any: (i) when the registration statement, any pre-effective amendment, the prospectus or any prospectus supplement related thereto or post-effective amendment to the registration statement has been filed and, with respect to the registration statement or any post-effective amendment, when the same has become effective, (ii) of any request by the Commission or any United States state securities authority for amendments or supplements to the registration statement or the prospectus related thereto or for additional information, (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the registration statement or the initiation of any proceedings for that purpose, (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification of any Registrable Securities for sale under the securities or "blue sky" laws of any jurisdiction or the initiation of any proceeding for such purpose, (v) of the existence of any fact of which the Company becomes aware which results in the registration statement, the prospectus related thereto or any document incorporated therein by reference containing an untrue statement of a material fact or omitting to state a material fact required to be stated therein or necessary to make any statement therein not misleading, and (vi) if at any time the representations and warranties contemplated by any underwriting agreement, securities sales agreement, or other similar agreement relating to the offering shall cease to be true and correct in all material respects; and, if the notification relates to an event described in clause (v), the Company shall promptly prepare and furnish to each such seller and each underwriter, if any, a reasonable number of copies of a prospectus supplemented or amended so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

          (f) comply with all applicable rules and regulations of the Commission, and make generally available to its security holders, as soon as reasonably practicable after the effective date of the registration statement (and in any event within 15 months thereafter), an earnings statement (which need not be audited) covering the period of at least twelve consecutive months beginning with the first day of the Company's first calendar quarter after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder;

          (g) if requested by any Holder, to cause any Ordinary Shares held by such Holder to be deposited at its expense with the Depositary or any substitute Depositary reasonably satisfactory to such Holder in exchange for ADSs evidenced by ADRs, in order to permit the registration and sale of such ADRs in accordance with the terms and conditions hereof;

          (h) (i) cause all such Registrable Securities covered by such registration statement to be listed on the principal U.S. securities exchange on which similar securities issued by the Company are then listed (if any), if the listing of such Registrable Securities is then permitted under the rules of such exchange, or (ii) if no similar securities are then so listed, cause all such Registrable Securities to be listed on a United States national securities exchange or secure designation of each such Registrable Security as a Nasdaq National Market "national market system security" within the meaning of Rule 11Aa2-1 of the Commission or secure
National Association of Securities Dealers Automated Quotation authorization for such stock and, without limiting the generality of the foregoing, take all actions that may be required by the Company as the issuer of such Registrable Securities in order to facilitate the arranging for the registration of at least two market makers as such with respect to such stock with the NASD;

          (i) provide and cause to be maintained a transfer agent, registrar and depositary agent for all such Registrable Securities covered by such registration statement not later than the effective date of such registration statement;

          (j) enter into such customary agreements (including, if applicable, an underwriting agreement) and take such other actions as the Major Holder (or the Holders in the case of a Section 2.1 Demand Registration) shall reasonably request in order to expedite or facilitate the disposition of such Registrable Securities;

          (k) obtain an opinion from the Company's counsel and a "cold comfort" letter from the Company's independent public accountants in customary form and covering such matters as are customarily covered by such opinions and "cold comfort" letters delivered to underwriters in underwritten public offerings, which opinion and letter shall be reasonably satisfactory to the underwriter, if any, and to the Major Holders participating in such offering, and furnish to each Holder participating in the offering and to each underwriter, if any, a copy of such opinion and letter addressed to such Holder or underwriter;

          (l) deliver promptly to each Holder participating in the offering and each underwriter, if any, copies of all correspondence between the Commission and the Company, its counsel or auditors and all memoranda relating to discussions with the Commission, its staff, other than those portions of any such correspondence and memoranda which contain information subject to attorney-client privilege with respect to the Company, and, upon receipt of such confidentiality agreements as the Company may reasonably request, make reasonably available for inspection by any seller of such Registrable Securities covered by such registration statement, by any underwriter, if any, participating in any disposition to be effected pursuant to such registration statement and by any attorney, accountant or other agent retained by any such seller or any such underwriter, all pertinent financial and other records, pertinent corporate documents and properties of the Company, and cause all of the Company's officers, directors and employees to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement;

          (m) use its best efforts to obtain the withdrawal of any order suspending the effectiveness of the registration statement;

          (n) provide a CUSIP number for all Registrable Securities, not later than the effective date of the registration statement;

          (o) make  reasonably  available  its  employees and personnel and
otherwise  provide  reasonable   assistance  to  the  underwriters  in  the
marketing of Registrable Securities in any underwritten offering;

          (p) promptly prior to the filing of any document which is to be incorporated by reference into the registration statement or the prospectus (after the initial filing of such registration statement) provide copies of such document to counsel to the sellers of Registrable Securities and to the managing underwriter, if any, and make the Company's representatives reasonably available for discussion of such document and make such changes in such document concerning such sellers prior to the filing thereof as counsel for such sellers or underwriters may reasonably request;

          (q) furnish to each Holder participating in the offering and the managing underwriter, without charge, at least one signed copy of the registration statement and any post-effective amendments thereto, including financial statements and schedules, all documents incorporated therein by reference and all exhibits (including those incorporated by reference);

          (r) cooperate with the sellers of Registrable Securities and the managing underwriter, if any, to facilitate the timely preparation and delivery of certificates not bearing any restrictive legends representing the Registrable Securities to be sold, and cause such Registrable Securities to be issued in such denominations and registered in such names in accordance with the underwriting agreement prior to any sale of Registrable Securities to the underwriters or, if not an underwritten offering, in accordance with the instructions of the sellers of Registrable Securities at least three business days prior to any sale of Registrable Securities; and

          (s) take all such other commercially reasonable actions as are necessary or advisable in order to expedite or facilitate the disposition of such Registrable Securities.

          The Company may require as a condition precedent to the Company's obligations under this Section 2.4 that each seller of Registrable Securities as to which any registration is being effected furnish the Company such information regarding such seller and the distribution of such securities as the Company may from time to time reasonably request, provided that such information shall be used only in connection with such registration.

          Each Holder of Registrable Securities agrees that upon receipt of any notice from the Company of the happening of any event of the kind described in clause (iii), (iv) or (v) of paragraph (e) of this Section 2.4, such Holder will discontinue such Holder's disposition of Registrable Securities pursuant to the registration statement covering such Registrable Securities until such Holder's receipt of the copies of the supplemented or amended prospectus contemplated by paragraph (e) of this Section 2.4 and, if so directed by the Company, will deliver to the Company (at the Company's expense) all copies, other than permanent file copies, then in such Holder's possession of the prospectus covering such Registrable Securities that was in effect at the time of receipt of such notice. In the event the Company shall give any such notice, the applicable period mentioned in paragraph (b) of this Section 2.4 shall be extended by the number of days during such period from and including the date of the giving of such notice to and including the date when each seller of any Registrable Securities covered by such registration statement shall have received the copies of the supplemented or amended prospectus contemplated by paragraph (e) of this Section 2.4.

     2.5  Registration Expenses
          ---------------------

          (a) "Expenses" shall mean any and all fees and expenses incident to the Company's performance of or compliance with this Article 2, including, without limitation: (i) Commission, United States stock exchange or NASD registration and filing fees and all listing fees and fees with respect to the inclusion of securities in the Nasdaq National Market; (ii) fees and expenses of compliance with securities laws or United States "blue sky" laws and in connection with the preparation of a "blue sky" survey, including, without limitation, fees and expenses of blue sky counsel; (iii) printing and copying expenses; (iv) messenger and delivery expenses; (v) expenses incurred in connection with any road show; (vi) fees and disbursements of counsel for the Company; (vii) with respect to each registration, the reasonable fees and disbursements of one counsel in the United States, as required, for the sellers of Registrable Securities as well as of local counsel in France (selected by the Holders in the case of a registration pursuant to Section 2.1, and selected by the Major Holder in the case of a registration pursuant to Section 2.2); (viii) fees and disbursements of all independent public accountants (including the expenses of any audit and/or "cold comfort" letter) and fees and expenses of other persons, including special experts, retained by the Company and (ix) any other reasonable fees and disbursements of underwriters, if any, customarily paid by issuers.

          (b) The Company shall pay all Expenses with respect to any Demand Registration pursuant to Section 2.1 whether or not such Demand Registration becomes effective or does not remain effective for the period contemplated by Section 2.4(b), provided that the Holder(s) making any Demand Registration Request shall be responsible for all Expenses with respect to any Demand Registrtion in which such Holder(s) has withdrawn such Demand Registration Request. The Company shall pay all Expenses of each Holder with respect to any registration effected under Section 2.2. Each holder of Registrable Securities (other than the Holders) shall pay the expenses incurred by that holder with respect to any registration effected pursuant to Section 2.2.

          (c)  Notwithstanding  the  foregoing,  (i) the provisions of this
Section 2.5 shall be deemed amended to the extent necessary to cause these expense provisions to comply with United States "blue sky" laws of each state or the securities laws of any other jurisdiction in which the offering is made and (ii) in connection with any registration hereunder, each Holder of Registrable Securities being registered shall pay all underwriting discounts and commissions and any transfer taxes, if any, attributable to the Registrable Securities, pro rata with respect to payments of discounts and commissions in accordance with the number of shares included in the offering by such Holder, and (iii) the Company shall be responsible for all of its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties).

     2.6  Certain Limitations on Registration Rights
          ------------------------------------------

In the case of any registration under Section 2.1 pursuant to an underwritten offering, or in the case of a registration under Section 2.2 if the Company has determined to enter into an underwriting agreement in connection therewith, all securities to be included in such registration shall be subject to an underwriting agreement and no Person may participate in such registration unless such Person agrees to sell such Person's securities on the basis provided therein and completes and/or executes all questionnaires and other documents which must be executed in connection therewith, and provides such other information to the Company or the underwriter as may be necessary to register such Person's securities.

     2.7  Limitations on Sale or Distribution of Other Securities
          -------------------------------------------------------

          (a) If requested in writing by the managing underwriter(s), if any, of any registration effected pursuant to Section 2.1 or 2.2, each Holder agrees, and if requested will confirm such agreement in writing, not to effect any public sale or distribution, including, without limitation, any sale pursuant to Rule 144 under the Securities Act, of any Registrable Securities, or of any other equity security of the Company or of any security convertible into or exchangeable or exercisable for any equity security of the Company (other than as part of such underwritten public offering) during the ten day period prior to, and during the 90 day period beginning on, the closing date of each such underwritten offering.

          (b) The Company hereby agrees, and if requested will confirm such agreement in writing, that, if (i) it shall previously have received a request for registration pursuant to Section 2.1 or 2.2, and if such previous registration shall not have been withdrawn or abandoned, and (ii) the managing underwriter(s), if any, of such registration has requested in writing, then the Company shall not sell, transfer, or otherwise dispose of, any Ordinary Shares or ADSs, or any other equity security of the Company or any security convertible into or exchangeable or exercisable for any equity security of the Company (other than as part of such underwritten public offering, or upon the conversion, exchange or exercise of any then outstanding Ordinary Share Equivalent), during the ten-day period prior to, and during the 90-day period beginning on, the closing date of such previous registration; and the Company shall so provide in any registration rights agreements hereafter entered into with respect to any of its securities.

     2.8  No Required Sale
          ----------------

Nothing in this Agreement shall be deemed to create an independent obligation on the part of any Holder to sell any Registrable Securities pursuant to any effective registration statement.

     2.9  Indemnification for Registrations.
          ---------------------------------

          (a) In the event of any registration of any securities of the Company under the Securities Act pursuant to this Article 2, the Company shall, and hereby does, indemnify and hold harmless, to the fullest extent permitted by law, the seller of any Registrable Securities, its directors, officers, fiduciaries, employees and stockholders or general and limited partners (and the directors, officers, employees and stockholders thereof), each other Person who participates as an underwriter or a Qualified
Independent  Underwriter,   if  any,  in  the  offering  or  sale  of  such
securities, each officer, director, employee, stockholder or partner of such underwriter or Qualified Independent Underwriter, and each other Person, if any, who controls such seller or any such underwriter within the meaning of the Securities Act, against any and all losses, claims, damages or liabilities, joint or several, actions or proceedings (whether commenced or threatened) in respect thereof and expenses (including fees of counsel and any amounts paid in any settlement effected with the Company's consent ) to which each such indemnified party may become subject under the Securities Act or otherwise ("Claims"), insofar as such Claims arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in any registration statement under which such securities were registered under the Securities Act or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary, final or summary prospectus or any amendment or supplement thereto, together with the documents incorporated by reference therein, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (iii) any violation by the Company of any federal, state, or common law rule or regulation applicable to the Company and relating to action required or inaction of the Company in connection with any such registration, and the Company will reimburse any such indemnified party for any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such Claim as such expenses are incurred; provided, however, that the Company shall not be liable to any such indemnified party in any such case to the extent such Claim arises solely out of any untrue statement or alleged untrue statement of a material fact or omission or alleged omission of a material fact made in such registration statement or amendment thereof or supplement thereto or in any such prospectus or any preliminary, final or summary prospectus in reliance upon, and in conformity with, written information furnished to the Company by, or on behalf of, such indemnified party specifically for use therein. Such indemnity and reimbursement of expenses shall remain in full force and effect regardless of any investigation made by, or on behalf of, such indemnified party and shall survive the transfer of such securities by such seller.

          (b) Each Holder of Registrable Securities that are included in the securities as to which any registration under Section 2.1 or 2.2 is being effected (and, if required by the Company as a condition to including any Registrable Securities in any registration statement filed in accordance with Section 2.1 or Section 2.2, any underwriter or Qualified Independent Underwriter, if any), shall, severally and not jointly, indemnify and hold harmless (in the same manner and to the same extent as set forth in paragraph (a) of this Section 2.9) to the extent permitted by law, the Company, its officers, directors, fiduciaries, employees and stockholders or general and limited partners (and the directors, officers, employees, and stockholders thereof), each Person controlling the Company within the meaning of the Securities Act with respect to any untrue statement or alleged untrue statement of any material fact in, or omission or alleged omission of any material fact from, such registration statement, any preliminary, final or summary prospectus contained therein, or any amendment or supplement thereto, if such statement or alleged statement or omission or alleged omission was made in reliance upon, and in conformity with, written information furnished to the Company or its representatives by, or on behalf of, such Holder or underwriter or Qualified Independent Underwriter, if any, specifically for use therein and shall reimburse such indemnified party for any legal or other expenses reasonably incurred in connection with investigating or defending any such Claim as such expenses are incurred; provided, however, that the aggregate amount which any such Holder shall be required to pay pursuant to this Section 2.9(b) and Sections 2.9(c) and (e) shall in no case be greater than the amount of the net proceeds received by such Holder upon the sale of the Registrable Securities pursuant to the registration statement giving rise to such Claim. Such indemnity and reimbursement of expenses shall remain in full force and effect regardless of any investigation made by, or on behalf of, such indemnified party and shall survive the transfer of such securities by such Holder.

          (c) Indemnification similar to that specified in the preceding paragraph (a) and (b) of this Section 2.9 (with appropriate modifications) shall be given by the Company with respect to any required registration or other qualification of securities under any state securities and "blue sky" laws.

          (d) Any person entitled to indemnification under this Agreement shall promptly notify the indemnifying party in writing of the commencement of any action or proceeding with respect to which a claim for indemnification may be made pursuant to this Section 2.9, but the failure of any indemnified party to provide such notice shall not relieve the indemnifying party of its obligations under the preceding paragraphs of this Section 2.9, except to the extent the indemnifying party is materially prejudiced thereby and shall not relieve the indemnifying party from any liability which it may have to any indemnified party otherwise than under this Article 2. In case any action or proceeding is brought against an indemnified party, it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, unless in the reasonable opinion of outside counsel to the indemnified party a conflict of interest between such indemnified and indemnifying parties may exist in respect of such Claim, to assume the defense thereof jointly with any other indemnifying party similarly notified, to the extent that it chooses, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying  party  to such  indemnified  party  that it so  chooses,  the indemnifying party shall not be liable to such indemnified party for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that (i) if the indemnifying party fails to take reasonable steps necessary to defend diligently the action or proceeding within 20 days after receiving notice from such indemnified party that the indemnified party believes it has failed to do so, (ii) if such indemnified party who is a defendant in any action or proceeding which is also brought against the indemnifying party reasonably shall have concluded that there may be one or more legal defenses available to such indemnified party which are not available to the indemnifying party and that would cause representation by the same counsel to be inappropriate under applicable standards of professional conduct, or (iii) if representation of both parties by the same counsel is otherwise inappropriate under applicable standards of professional conduct, then, in any such case, the indemnified party shall have the right to assume or continue its own defense as set forth above (but with no more than one firm of counsel for all indemnified parties in each jurisdiction, except to the extent any indemnified party or parties reasonably shall have concluded that there may be legal defenses available to such party or parties which are not available to the other indemnified parties and that would cause representation by the same counsel to be inappropriate under applicable standards of professional conduct or to the extent representation of all indemnified parties by the same counsel is otherwise inappropriate under applicable standards of professional conduct) and the indemnifying party shall be liable for any expenses therefor (including, without limitation, any such counsel's fees). No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or Claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (A) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (B) does not include a statement as to, or an admission of, fault, culpability or a failure to act, by, or on behalf of, any indemnified party. No indemnifying party shall be liable for any settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or Claim entered into by any indemnified party without such indemnifying party's prior written consent during any period in which the indemnifying party is not in material breach of its obligations under this Section 2.9.

          (e) If for any reason the foregoing indemnity is unavailable or is insufficient to hold harmless an indemnified party under Sections 2.9(a), (b) or (c), then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of any Claim in such proportion as is appropriate to reflect the relative fault of the indemnifying party, on the one hand, and the indemnified party, on the other hand, with respect to such offering of securities. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. If, however, the allocation provided in the second preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative faults, but also the relative benefits of the indemnifying party and the indemnified party, as well as any other relevant equitable considerations. The parties hereto agree that it would not be just and equitable if contributions pursuant to this Section 2.9(e) were to be determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to in the preceding sentences of this Section 2.9(e). The amount paid or payable in respect of any Claim shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such Claim. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Notwithstanding anything in this Section 2.9(e) to the contrary, no indemnifying party (other than the Company) shall be required pursuant to this Section 2.9(e) to contribute any amount in excess of the net proceeds received by such indemnifying party from the sale of Registrable Securities in the offering to which the losses, claims, damages or liabilities of the indemnified parties relate, less the amount of any indemnification payment made pursuant to Sections 2.9(b) and (c).

          (f) The indemnity agreements contained herein shall be in addition to any other rights to indemnification or contribution which any indemnified party may have pursuant to law or contract and shall remain operative and in full force and effect regardless of any investigation made or omitted by, or on behalf of, any indemnified party and shall survive the transfer of the Registrable Securities by any such party.

          (g) The indemnification and contribution required by this Section
2.9 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred.

3.   Underwritten Offerings
     ----------------------

     3.1  Requested Underwritten Offerings
          --------------------------------

If requested by the underwriters for any underwritten offering by the Holders pursuant to a registration requested under Section 2.1, the Company shall enter into a customary underwriting agreement with the underwriters. Such underwriting agreement shall be satisfactory in form and substance to the Holders acting reasonably and in such underwriting agreement, the
Company shall, make to, and for the benefit of, such Holders the representations, warranties and covenants of the Company which are being made to, and for the benefit of, such underwriters and which are of the type customarily provided to institutional investors in secondary offerings. Any Holder participating in the offering shall be a party to such underwriting agreement and may, at its option, require that any or all of the representations and warranties made by, and the other agreements on the part of, the Company to, and for the benefit of, such underwriters shall also be made to, and for the benefit of, such Holder and that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement be conditions precedent to the obligations of such Holder; provided, however, that the Company shall not be required to make any representations or warranties with respect to information specifically provided by a selling Holder of Registrable Securities for inclusion in the registration statement. Such underwriting agreement shall also contain such representations and warranties by the participating Holders as are customary in agreements of that type.

     3.2  Piggyback Underwritten Offerings
          --------------------------------

In the case of a registration pursuant to Section 2.2 hereof, if the Company shall have determined to enter into any underwriting agreements in connection therewith, all of the Holders' Registrable Securities to be included in such registration shall be subject to such underwriting agreements. Any Holder participating in such registration may, at its option, require that any or all of the representations and warranties by, and the other agreements on the part of, the Company to, and for the benefit of, such underwriters shall also be made to, and for the benefit of, such Holder and that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement be conditions precedent to the obligations of such Holder. Such underwriting agreement shall also contain such representations and warranties by the participating Holders as are customary in agreements of that type.

     3.3  Underwriting Services
          ---------------------

If a Demand Registration pursuant to Section 2.1 involves an underwritten offering, then the Company shall select the underwriter from underwriting firms of national reputation in the United States, subject to the approval of the Holders, such approval not to be unreasonably withheld.

4.   General
     -------

     4.1  Rule 144
          --------

The Company covenants that (a) so long as it remains subject to the reporting provisions of the Exchange Act, it will timely file the reports required to be filed by it under the Securities Act or the Exchange Act (including, without limitation, the reports under Sections 13 and 15(d) of the Exchange Act referred to in subparagraph (c)(1) of Rule 144 under the Securities Act), and (b) will take such further action as any Holder of Registrable Securities may reasonably request, all to the extent required from time to time to enable such Holder to sell Registrable Securities without registration under the U.S. Securities Act within the limitation of the exemptions provided by (i) Rule 144 under the Securities Act, as such Rule may be amended from time to time, or (ii) any similar rule or regulation hereafter adopted by the Commission. Upon the request of any Holder of Registrable Securities, the Company will deliver to such Holder a written statement as to whether it has complied with such requirements.

     4.2  Nominees for Beneficial Owners
          ------------------------------

If Registrable Securities are held by a nominee for the beneficial owner thereof, the beneficial owner thereof may, at its option, be treated as the Holder of such Registrable Securities for purposes of any request or other action by any Holder or Holders of Registrable Securities pursuant to this Agreement (or any determination of any number or percentage of shares constituting Registrable Securities held by any Holder or Holders of Registrable Securities contemplated by this Agreement); provided, however, that the Company shall have received written assurances reasonably satisfactory to it of such beneficial ownership.

     4.3  Amendments
          ----------

The terms and provisions of this Agreement may be modified or amended, or any of the provisions hereof waived, temporarily or permanently, pursuant to the prior written consent of the Company and the Holders of at least 50% of Registrable Securities

     4.4  Notices
          -------

All notices, requests, consents and other communications hereunder to any party shall be deemed to be sufficient if contained in a written instrument delivered in person or sent by telecopy, or nationally recognized overnight courier, postage prepaid, addressed to such party at the address set forth below or such other address as may hereafter be designated in writing by such party to the other parties:

     (i)  if to the Company, to:

Compangie Generale De Geophysique
1 rue Leon Migaux
91341 Massy Sedex
France
Telecopy:   011 331 64 47 39 70
Attention:  Michel Ponthus

with a copy to:

Jones, Day, Reavis & Pogue
599 Lexington Avenue
New York, New York 10022
Attention:  Jere R. Thomson

     (ii) if to the Investor, to:

The Beacon Group Energy Investment Fund II, L.P.
399 Park Avenue
New York, New York 10022
Telecopy:  (212) 339-9109
Attention:  Robert F. Semmens

with a copy to:

Fried, Frank, Harris, Shriver & Jacobson
One New York Plaza
New York, NY 10004
Telecopy:  (212) 859-8587
Attention:  Charles M. Nathan

          Each Holder, by written notice given to the Company in accordance with this Section 4.5, may change the address to which such notice or other communications are to be sent to such Holder. Holders who acquire Ordinary Shares or ADSs after the date hereof shall give the Company notice of their address in accordance with this Section 4.5. All such notices, requests, consents and other communications shall be deemed to have been given when received.

     4.6  Miscellaneous
          -------------

          (a) This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and the respective successors, personal representatives and assigns of the parties hereto, whether so expressed or not. No Person other than a Holder shall be entitled to any benefits under this Agreement, except as otherwise expressly provided herein. This Agreement and the rights of the parties hereunder may be assigned by any of the parties hereto to any transferee of Registrable Securities provided that upon the consummation of, and as a condition to, any such assignment the transferee assumes the obligations of the assignor under, and agrees to be bound by the terms of, this Agreement.

          (b) This Agreement and the other writings referred to herein or delivered pursuant hereto which form a part hereof contain the entire agreement among the parties with respect to the subject matter hereof and supersede all prior and contemplated arrangements and understandings with respect thereto.

          (c) This Agreement shall be governed by and construed in accordance with the laws of the State of New York without giving effect to the principles of conflicts of law thereof.

          (d) The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be a part of this Agreement.

          (e) This Agreement may be executed in any number of counterparts, and each such counterpart hereof shall be deemed an original instrument, but all such counterparts together shall constitute but one instrument.

          (f) Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid, but if any provision of this Agreement is held to be invalid or unenforceable in any respect, such invalidity or unenforceability shall not render invalid or unenforceable any other provision of this Agreement.

          (g) It is hereby agreed and acknowledged that it will be impossible to measure in money the damages that would be suffered if the parties fail to comply with any of the obligations herein imposed on them and that in the event of any such failure, an aggrieved person will be irreparably damaged and will not have an adequate remedy at law. Any such person, therefore, shall be entitled to injunctive relief, including specific performance, to enforce such obligations, without the posting of any bond, and, if any action should be brought in equity to enforce any of the provisions of this Agreement, none of the parties hereto shall raise the defense that there is an adequate remedy at law.

          (h) Each party hereto shall do and perform or cause to be done and performed all such further acts and things and shall execute and deliver all such other agreements, certificates, instruments, and documents as any other party hereto reasonably may request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

          (i) EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY CONSENTS TO SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND OF THE UNITED STATES OF AMERICA, IN EACH CASE LOCATED IN THE COUNTY OF NEW YORK (AS APPLICABLE, A "NEW YORK COURT"), FOR ANY SUIT, ACTION, PROCEEDING OR INVESTIGATION IN ANY COURT OR BEFORE ANY GOVERNMENTAL AUTHORITY ("LITIGATION") ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT RESULTING FROM SUCH LITIGATION (AND AGREES NOT TO COMMENCE ANY LITIGATION RELATING THERETO EXCEPT IN SUCH COURTS). The Company has appointed CT Corporation System, New York NY, as its authorized agent, (the "Authorized Agent") to receive on its behalf service of copies of the summons and complaints and any other process which may be served in any legal suit, action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby which may be instituted in a New York Court, and waives any other requirements of or objections to personal jurisdiction with respect thereto. Such service may be made by delivering a copy of such process to the Company in care of the Authorized Agent at the addresses specified above for the Authorized Agent and obtaining a receipt therefor, and the Company hereby irrevocably authorizes and direct such Authorized Agent to accept such service on its behalf. The Company represents and warrants that the Authorized Agent has agreed to act as said agent for service of process, and agrees that service of process in such manner upon the Authorized Agent shall be deemed in every respect effective service of process upon the Company in any such suit, action or proceeding. The Company further agrees to take any and all actions as may be necessary to maintain such designation and appointment of such Authorized Agent in full force and effect. If the Authorized Agent shall cease to act as the Company's agent in the County of New York for service of process, the Company shall appoint without delay another such agent. In the event that the Company shall fail to designate such new designee, appointee and agent, service of process in any such action or proceeding may be effected upon the Company by the mailing of copies thereof by first-class mail (postage prepaid) to the Company at its addresses set forth herein, such service to become effective 30 days after such mailing. Nothing herein shall affect the right of any party hereto to serve process in any other manner permitted by law. No party may move to
(i) transfer any Litigation from a New York Court to another  jurisdiction,
(ii) consolidate any Litigation brought in a New York Court with a suit, action or proceeding in another jurisdiction, or (iii) dismiss any Litigation brought in a New York Court for the purpose of bringing the same in another jurisdiction. Each of the parties hereto hereby irrevocably and unconditionally waives any objection to the laying of venue of any Litigation arising out of this Agreement or the transactions contemplated hereby in the New York Court, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such Litigation brought in any such court has been brought in an inconvenient forum. EACH OF THE PARTIES IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHTS TO TRIAL BY JURY IN CONNECTION WITH ANY LITIGATION ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

     4.7  Prior Agreements
          ----------------

Each of the Holders and the Company hereby agrees that any agreement previously entered into by it pursuant to which the Company granted to it any registration rights shall be superseded by this Agreement and each such agreement (and any rights such Holder has pursuant to such agreement) shall be terminated, null and void and no longer in effect.

     4.8  No Inconsistent Agreements
          --------------------------

Without the prior written consent of the Investor, neither the Company nor any Holder will, on or after the date of this Agreement, enter into any agreement with respect to its securities which conflicts with the provisions hereof, other than any lock-up agreement with the underwriters in connection with any registered offering effected hereunder, pursuant to which the Company shall agree not to register for sale, and the Company shall agree not to sell or otherwise dispose of, Ordinary Shares or ADSs or any securities convertible into or exercisable or exchangeable for Ordinary Shares or ADSs, for a specified period following the registered offering. For the avoidance of doubt, this Section 4.8 shall not prohibit the Company from granting demand registration rights to other holders of its equity securities that have priority over persons exercising "piggyback" registration rights pursuant to Section 2.2.

     4.9  English Language
          ----------------

This Agreement shall be in the English language except as required by French law (in which event a certified English translation thereof shall be provided by the Company to each Holder). All documents, certificates, reports or notices to be delivered or communications to be given or made by any party hereto pursuant to the terms of this Agreement shall be in the English language unless otherwise expressly provided herein or, if originally written in another language, shall be accompanied by an accurate English translation upon which the Holders hereto shall have the right to rely for all purposes of this Agreement.

     IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date set forth above.


                                   THE BEACON GROUP ENERGY INVESTMENT
                                   FUND II, L.P.



                                   By: /s/ Mary J. Guilfoile
                                      -----------------------------
                                   Name:
                                   Title:




                                   COMPANGIE GENERALE DE GEOPHYSIQUE



                                   By: /s/ Robert Brunk
                                      -----------------------------
                                   Name:  Robert Brunk
                                   Title: Chairman of the Board
                                          and Chief Executive Officer



(Signature Page to Registration
Rights Agreement)